    As filed with the Securities and Exchange Commission on October 31, 2008

                                                    Registration No. 333-_______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               LOTUS BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                 MICHIGAN                                  20-2377468
     (State or other jurisdiction of                    (I.R.S. employer
      incorporation or organization)                   identification no.)

                             44350 West 12 Mile Road
                              Novi, Michigan 48377
          (Address of principal executive offices, including zip code)

                               LOTUS BANCORP, INC.
                            2008 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                          WITH A COPY TO:
SATISH B. JASTI                           TIMOTHY E. KRAEPEL
PRESIDENT AND CHIEF EXECUTIVE OFFICER     HOWARD & HOWARD ATTORNEYS, P.C.
LOTUS BANCORP, INC.                       THE PINEHURST OFFICE CENTER, SUITE 101
44350 WEST 12 MILE ROAD                   39400 NORTH WOODWARD AVENUE
NOVI, MICHIGAN 48377                      BLOOMFIELD HILLS, MICHIGAN 48304-5151
(Name and address of agent for service)   (248) 645-1483
(248) 735-1000
(Telephone number, including area code,
of agent for service)


                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                        Proposed         Proposed
                                          Amount         maximum          maximum
                                           to be     offering price      aggregate
                                        registered      per share     offering price       Amount of
 Title of Securities to be Registered      (1)             (2)             (2)         Registration fee
-------------------------------------------------------------------------------------------------------
    Common Stock, $0.01 par value       166,795           $8.00         $1,334,360          $52.45
=======================================================================================================

(1) Plus, pursuant to Rule 416, an indeterminate number of additional shares as may be issuable in the event of an adjustment as a result of an increase in the number of issued shares of Registrant's Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments as provided in the above-referenced 2008 Stock Incentive Plan.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) based on the $8.00 book value per share of the Registrant's common stock as of June 30, 2008.

================================================================================

                                     PART I.

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in this Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 333-135107) are incorporated in this Registration Statement by reference:

     (1) Annual Report on Form 10-KSB for the year ended December 31, 2007;

     (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008;

     (3) Current Report on Form 8-K filed on February 13, 2008;

     (4) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2007;

     (5) the description of Registrant's Common Stock, no par value appearing under the caption "Description of Common Stock" which is contained in Registrant's Registration Statement on Form SB-2 filed with the Commission on August 14, 2006 (Registration No. 333-135107), including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Indemnification. The Company's articles of incorporation provide generally that it shall indemnify and hold harmless each of the Company's directors and executive officers and may indemnify any other person acting on the Company's behalf in connection with any actual or threatened action, proceeding or investigation, subject to limited exceptions, including but not limited to expenses, liabilities, judgments, fines, penalties or other payments resulting from matters for which the person is determined to be liable for willful or intentional misconduct in the performance of his duty to the Company, unless and only to the extent that a court shall determine indemnification to be fair despite the adjudication of liability.

     In addition, to the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, the Company has been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Limitation of liability. The Company's articles of incorporation limit the personal liability of the Company's directors and officers in actions brought on its behalf or on behalf of its shareholders for monetary damages as a result of a director's or officer's acts or omissions while acting in a capacity as a director or officer, with certain exceptions. Consistent with the Michigan Business Corporation Act, as amended, the articles of incorporation do not limit the personal liability of the Company's directors and officers in connection with

     - the amount of financial benefit receive by a director in a transaction where the director was not entitled to receive the benefit;

     - the intentional infliction of harm on the corporation or its shareholders;

     -    a violation of section 551 of the Michigan Business Corporation Act;
          or

     -    an intentional criminal act.

     The articles of incorporation also contain a provision that, in the event that Michigan law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors or eliminating or limiting the personal liability of officers, the liability of a director or officer will be eliminated or limited to the fullest extent permitted by law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8. EXHIBITS

     The exhibits filed herewith or incorporated by reference herein are set forth in the exhibit index filed as part of this Registration Statement.

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, State of Michigan, on October 31, 2008.

                                       LOTUS BANCORP, INC.
                                          (Registrant)


                                       By: /s/ Satish B. Jasti
                                           ------------------------------------
                                           Satish B. Jasti
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                   Title                        Date
                 ---------                                   -----                        ----


/s/ Satish B. Jasti                            President, Chief Executive Officer   October 31, 2008
--------------------------------------------   and Director (Principal Executive
Satish B. Jasti                                Officer)


/s/ Richard E. Bauer                           Executive Vice President and Chief   October 31, 2008
--------------------------------------------   Financial Officer (Principal
Richard E. Bauer                               Financial and Accounting Officer)


   **                                          Director                             October 31, 2008
--------------------------------------------
Sreenivas Churukuri


   **                                          Director                             October 31, 2008
--------------------------------------------
Vasudev Garlapaty


   **                                          Director                             October 31, 2008
--------------------------------------------
Vinaya Gavini


                                               Director                             October 31, 2008
--------------------------------------------
Amarnath Gowda


   **                                          Director                             October 31, 2008
--------------------------------------------
Sarada Gullapalli



   **                                          Director                             October 31, 2008
--------------------------------------------
Ravindranath Gullapalli


   **                                          Director                             October 31, 2008
--------------------------------------------
Murali Guthikonda


   **                                          Director                             October 31, 2008
--------------------------------------------
Sree Jasti


   **                                          Director                             October 31, 2008
--------------------------------------------
Lynn Jerath


   **                                          Director                             October 31, 2008
--------------------------------------------
Mayur Joshi


                                               Director                             October 31, 2008
--------------------------------------------
Shubha Kolachalam


   **                                          Director                             October 31, 2008
--------------------------------------------
V.S. Lingham


   **                                          Director                             October 31, 2008
--------------------------------------------
Krishna Malempati


   **                                          Director                             October 31, 2008
--------------------------------------------
Jitendra Patel


                                               Director                             October 31, 2008
--------------------------------------------
Natvarlal Patel


                                               Director                             October 31, 2008
--------------------------------------------
Haranath Policherla


                                               Director                             October 31, 2008
--------------------------------------------
Bala Setty


   **                                          Director                             October 31, 2008
--------------------------------------------
Jay Shah


   **                                          Director                             October 31, 2008
--------------------------------------------
Curt Shaneour


   **                                          Director                             October 31, 2008
--------------------------------------------
Venkat Talasila


**By: /s/ Satish B. Jasti
      --------------------------------------
      Satish B. Jasti, Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER    DESCRIPTION
-------   ------------
5.1       Opinion of Howard & Howard Attorneys, P.C.

23.1      Consent of Plante & Moran, PLLC.

23.2 Consent of Howard & Howard Attorneys, P.C. (contained in their opinion filed as Exhibit 5.1).

24        Power of Attorney